EX 99.28(e)(1)(iii)

Amendment to
Amended and Restated Distribution Agreement between
JNL Variable Fund LLC and Jackson National Life Distributors LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Company”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Company and JNLD entered into an Amended and Restated Distribution Agreement effective April 29, 2013 (“Agreement”), whereby the Company appointed JNLD as distributor (“Distributor”) of the Shares of the separate funds (the “Funds”) set forth on Schedule A of the Agreement.

Whereas, the following fund mergers have been approved by the Board of Managers of the Company and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital DowSM Dividend Fund of the Company is being merged into the JNL/S&P Dividend Income & Growth Fund of JNLST;
-	JNL/Mellon Capital S&P® 10 Fund of the Company is being merged into the JNL/Mellon Capital S&P® 24 Fund of the Company;

-	JNL/Mellon Capital Select Small-Cap Fund of the Company is being merged into the JNL/Mellon Capital Small Cap Index Fund of JNLST; and

-	JNL/Mellon Capital VIP Fund of the Company is being merged into the JNL/Mellon Capital S&P 500 Index Fund of JNLST.

Whereas, pursuant to the mergers outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to remove the following funds:

-	JNL/Mellon Capital DowSM Dividend Fund;
-	JNL/Mellon Capital S&P® 10 Fund;
-	JNL/Mellon Capital Select Small-Cap Fund; and
-	JNL/Mellon Capital VIP Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 16, 2013, attached hereto.

In Witness Whereof, the Company and the Distributor have caused this Amendment to be executed as of this 1st day of July 2013, effective September 16, 2013.

Attest:		JNL Variable Fund LLC

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
		Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Paige McLaughlin	By:	/s/ James L. Livingston
		Name:	James L. Livingston, Jr.
		Title:	EVP, Operations

Schedule A
Dated September 16, 2013

Fund	Class	Maximum 12b-1 Fee1
JNL/Mellon Capital DowSM 10 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 15 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Value Line® 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL Optimized 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital NYSE® International 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

A-1